     As filed with the Securities and Exchange Commission on July 2, 1998

                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                             --------------------

                         GETTY PETROLEUM MARKETING INC.

             (Exact name of registrant as specified in its charter)

                      MARYLAND                      11-3339235
           (State or other jurisdiction of       (I.R.S. Employer
           incorporation or organization)       Identification No.)

                              125 JERICHO TURNPIKE
                            JERICHO, NEW YORK 11753
                    (Address of principal executive offices)
                             --------------------

            1997 STOCK OPTION PLAN OF GETTY PETROLEUM MARKETING INC.
                              (full title of plan)
                             --------------------

                                SAMUEL M. JONES

                       VICE PRESIDENT AND GENERAL COUNSEL

                         GETTY PETROLEUM MARKETING INC.

                              125 JERICHO TURNPIKE

                            JERICHO, NEW YORK 11753

                                 (516) 338-6000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:
                            MARC D. BASSEWITZ, ESQ.
                                LATHAM & WATKINS
                                  SEARS TOWER
                                   SUITE 5800
                               CHICAGO, IL 60606
                                 (312) 876-7700

                             --------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================
                                             Proposed Maximum  Proposed Maximum  Amount of
Title of Each Class of       Amount to be    Offering Price    Aggregate         Registration
Securities to be Registered  Registered (1)  Per Share (2)     Offering Price    Fee
----------------------------------------------------------------------------------------------
Common Stock, $.01 par
value                        700,000         $4.50             $3,150,000        $929.25
==============================================================================================

(1) Represents the number of additional shares of the Company's Common Stock, par value $.01 per share, authorized for issuance under the First Amendment to the Company's 1997 Stock Option Plan, as approved by the Company's stockholders on June 18, 1998.

(2) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c). The Proposed Maximum Offering Price Per Share is based upon $4.50, the average of the high and low prices for the Company's Common Stock as reported on the New York Stock Exchange composite tape on June 30, 1998.

                                EXPLANATORY NOTE

     On March 14, 1997, Getty Petroleum Marketing Inc., a Maryland corporation (the "Company") registered 1,300,000 shares of its common stock, par value $0.01 per share ("Common Stock"), to be offered or sold to participants under the Company's 1997 Stock Option Plan (the "Plan") pursuant to the Registration Statement on Form S-8 (File No. 333-23379). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register an additional 700,000 shares of Common Stock which may be offered or sold to participants under the Plan pursuant to the First Amendment to the Plan, as approved by the Company's stockholders on June 18, 1998.

                           INCORPORATION BY REFERENCE

     The contents of the Registration Statement on Form S-8 (File No. 333-23379) with respect to 1,300,000 shares of Common Stock are hereby incorporated by reference.

                                    EXHIBITS

5(a) Opinion of counsel regarding the legality of the Common Stock being registered.

23(a)  Consent of Coopers & Lybrand L.L.P.

23(b)  Consent of counsel (included in Exhibit 5(a)).


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jericho, New York, on July 1, 1998.

                                        GETTY PETROLEUM MARKETING INC.


                                        By:  /s/ Samuel M. Jones
                                             ----------------------------------
                                              Samuel M. Jones
                                              Vice President and General Counsel


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below, hereby constitutes and appoints each of Samuel M. Jones and Michael K. Hantman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with Getty Petroleum Marketing Inc. and on the dates indicated.



SIGNATURES               TITLES                                DATE
----------               ------                                ----


/s/ Leo Liebowitz
----------------------   Chairman, Chief Executive Officer
Leo Liebowitz            and Director (Principal Executive     July 1, 1998
                         Officer)





/s/ Michael K. Hantman
----------------------   Vice President and Corporate
Michael K. Hantman       Controller (Principal                 July 1, 1998
                         Financial and Accounting
                         Officer)

----------------------   Director                              ____ _, 1998
Matthew J. Chanin


/s/ Ronald E. Hall
----------------------   Director                              July 1, 1998
Ronald E. Hall


----------------------   Director                              ____ _, 1998
Richard E. Montag


/s/ Milton Safenowitz
----------------------   Director                              July 1, 1998
Milton Safenowitz

                                 EXHIBIT INDEX


5(a) Opinion of counsel regarding the legality of the Common Stock being registered.

23(a)  Consent of Coopers & Lybrand L.L.P.

23(b)  Consent of counsel (included in Exhibit 5(a)).
